Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to the Registration statement filed on Form S-1 of NextTrip, Inc. of our report dated September 4, 2024, relating to our audits of the February 29, 2024 and February 28, 2023 financial statements of NextTrip, Inc., appearing in the Preliminary Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Haynie & Company

Salt Lake City, Utah

November 12, 2024